Exhibit 23.2




                      CONSENT OF INDEPENDENT PETROLEUM ENGINEER



            As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-K by Freeport-McMoRan Sulphur Inc. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 1997, into Freeport-McMoRan Sulphur Inc.'s previously filed Registration Statement on Form S-8 (File No. 333-44449).





                                          /s/ Ryder Scott Company
                                              Petroleum Engineers

                                          Ryder Scott Company
                                          Petroleum Engineers

            Houston, Texas
            March 24, 1998